As filed with the Securities and Exchange Commission on August 25, 2011
Registration No. 333-101724

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Allied Defense Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2281015 (I.R.S. Employer Identification No.)
120 E. Baltimore Street, Suite 2100
Baltimore, MD 21202
(703) 847-5268
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John G. Meyer, Jr.
Chief Executive Officer
120 E. Baltimore Street, Suite 2100
Baltimore, MD 21202
(410) 385-8155
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James E. Baker, Jr., Esq.
Baxter, Baker, Sidle, Conn& Jones, P.A
120 E. Baltimore Street, Suite 2100
Baltimore, Maryland 21202-1643
(410) 385-8122

     Approximate date of commencement of proposed sale to the public: Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-101724) filed by the Allied Defense Group, Inc. (the “Registrant) with the U.S. Securities and Exchange Commission on December 4, 2002, as amended on February 7, 2003 (the “Registration Statement”), in connection with the resale of up to 999,959 shares of the Registrant’s common stock issued in connection with two acquisition transactions and issuable upon conversion of a convertible debenture and exercise of a stock purchase warrant.
     In accordance with the Registrant’s undertaking in Part II, Item 17(c) of the Registration Statement, the Registrant hereby amends the Registration Statement to deregister all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, state of Maryland on August 25, 2011.

The Allied Defense Group, Inc.
By:	/s/ John G. Meyer, Jr.
John G. Meyer, Jr.
Chief Executive Officer & Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John G. Meyer, Jr.	Chief Executive Officer & Director	August 25, 2011

John G. Meyer, Jr.

/s/ Charles S. Ream	Chief Financial Officer & Director	August 25, 2011

Charles S. Ream